Exhibit 10.55

FIRST AMENDMENT TO

SUBLEASE

This FIRST AMENDMENT TO SUBLEASE (this “Amendment”) is made and entered into as of February 22, 2017, by and between EVOFEM, INC., a Delaware corporation (“Sublandlord”), and WOMANCARE GLOBAL TRADING INC., a Delaware corporation (“Subtenant”), and amends that certain Sublease (as amended, the “Sublease”), dated as of January 30, 2015, by and between Sublandlord and Subtenant.

RECITALS

A.    Sublandlord and Subtenant entered into that certain Sublease, dated as of January 30, 2015, whereby Sublandlord subleases to Subtenant, and Subtenant subleases from Sublandlord, the Subpremises, located at 12400 High Bluff Drive, San Diego, California 92130.

B.    Pursuant to Section 1.5 of the Sublease, Sublandlord and Subtenant met and conferred regarding their individual needs subsequent to the anniversary of the Sublease Commencement Date and, after negotiation in good faith, Sublandlord and Subtenant desire to (i) reduce the size of the Subpremises and (ii) correspondingly amend and restate relevant sections of the Sublease to adjust the Base Subrent and Additional Subrent payable by Subtenant to Sublandlord for the Subpremises from and after February 1,2017 through the Expiration Date.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereby agree as follows:

1.    Capitalized Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Sublease unless expressly provided otherwise in this Amendment.

2.    Adjustment of Base Subrent and Additional Subrent. Pursuant to Section 1.5 of the Sublease, the parties have agreed to a reduction in the square footage of the Subpremises and, as such, the parties hereby agree to amend and restate the Sublease as follows:

a.    Base Subrent Schedule. Exhibit S-C of the Sublease is hereby amended and restated as follows:

BASE SUBRENT SCHEDULE

Period	Monthly Base Subrent
2/1/15 through 12/31/15	$21,875.00 ($2.77/sq. ft.)
1/1/16 through 12/31/16	$28,805.80 ($3.65/sq. ft.)
1/1/17 through 1/31/17	$29,989.60 ($3.80/sq. ft.)
2/1/17 through 12/31/17	$14,994.80 ($3.80/sq. ft.)
1/1/18 through 12/31/18	$15,586.70 ($3.95/sq. ft.)
1/1/19 through 12/31/19	$16,178.60 ($4.10/sq. ft.)
1/1/20 through 3/31/20	$16,770.50 ($4.25/sq. ft.)

b.    Additional Subrent. Section 2.2 of the Sublease is hereby amended and restated as follows:

“2.2    Additional Subrent. From and after the Sublease Commencement Date through January 31, 2017, Subtenant shall pay to Sublandlord, as “Additional Subrent,” one half of all amounts (other than the Base Rent) payable to Overlandlord under the Overlease, including but not limited to Tenant’s Share of Direct Expenses thereunder. From and after February 1, 2017 through the Expiration Date, the Additional Subrent payable to Sublandlord pursuant to this Section 2.2 shall be one quarter of all amounts (other than the Base Rent) payable to Overlandlord under the Overlease, including but not limited to Tenant’s Share of Direct Expenses thereunder. Notwithstanding anything in the foregoing to the contrary, Additional Subrent shall exclude any charges to the extent such charges arise from (i) goods or services to or work performed for the benefit of Sublandlord, or (ii) the willful misconduct of Sublandlord. Subtenant shall pay each such item of Additional Subrent at least three (3) business days before the Overlease and the Office Sublease requires Sublandlord to make such payment to Overlandlord.

3.    Amendment and Ratification. The parties agree that the Sublease is hereby amended in accordance with the foregoing provisions of this Amendment. Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Agreement shall remain in full force and effect, and shall be binding upon each party to the Agreement.

4.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. This Amendment may be executed on signature pages exchanged by facsimile or electronic mail, which copies shall be equally as effective as delivery of an original executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

SUBLANDLORD

EVOFEM, INC., a Delaware corporation

By:	/s/ Jay File
Name:	Jay File
Title:	Chief Financial Officer

SUBTENANT

WOMENCARE GLOBAL TRADING INC., a Delaware corporation

By:	/s/ Saundra Pelletier
Name:	Sandra Pelletier
Title:	Chief Executive Officer